                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report (earliest event reported): December 10, 1998





                          Rocky Mountain Internet, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                   001-12063                  84-1322326
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)



    1099 Eighteenth Street, 30th Floor, Denver, Colorado           80202
--------------------------------------------------------------------------------
         (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:           (303) 672-0700
                                                    ----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.        OTHER EVENTS.

     On December 10, 1998, the Company completed a private placement (the "Offering') of 8,000 shares of its newly-designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") for gross proceeds of $8,000,000, or $1,000 per share, before associated costs, fees and expenses.
The Offering was exempted from securities registration under the provisions afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Shares of the Series B Preferred Stock were issued to two institutional investors in a private transaction not involving a public offering under the 1933 Act.

     The Series B Preferred Stock is convertible, subject to certain restrictions, into shares of common stock of the Company at a variable rate, based on a formula linked to the market price at the time of conversion. The terms include restrictions on conversion depending on certain market conditions, restrictions against short sales and other hedging transactions by the investors and a conversion rate which may be at a premium or discount to the market price depending on the time of conversion.

     The holders of the Series B Preferred Stock are entitled to receive dividends at the rate of $50.00 per year per share of Series B Preferred Stock, one-half of which is payable semiannually. Dividends are payable in cash or, at the option of the Company, and subject to certain limitations and restrictions, in additional shares of Series B Preferred Stock.

     In addition, the Company issued warrants to purchase 155,000 shares of common stock with an exercise price equal to 130% of the closing day market price, exercisable at any time over the next five years, to the purchasers of the Series B Preferred Stock and warrants to purchase 100,000 shares of common stock with an exercise price equal to 120% of the closing date market price, exercisable over the next five years, to certain brokers in connection with the transaction. The Company has agreed to register for resale the common stock issuable upon conversion of the Series B Preferred Stock (including any shares of Series B Preferred Stock issued as dividends) and the exercise of the warrants pursuant to registration rights agreements.

     In connection with the Offering, Advantage Fund II Ltd., a British Virgin Islands corporation which was one of the investors in the Offering, agreed, at the Company's option and subject to certain conditions, to purchase $5,000,000 of a new series of preferred stock with the same terms as the Series B Preferred Stock. The commitment expires on the earlier of 365 days after the effective date of the registration statement referred to in the previous paragraph, subject to earlier termination by the Company or by Advantage Fund II Ltd. under certain conditions.

     The Company will use the proceeds from the sale of the Series B Preferred Stock for general working capital purposes and in the operation of its business.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

     4.15 Subscription Agreement, dated as of December 10, 1998, by and between Rocky Mountain Internet, Inc. and Koch Industries, Inc.

     4.16 Subscription Agreement, dated as of December 10, 1998, by and between Rocky Mountain Internet, Inc. and Advantage Fund II Ltd.

     4.17 Form of Common Stock Purchase Warrant issued to Koch Industries, Inc. and Advantage Fund II Ltd.

     4.18 Form of Common Stock Purchase Warrant issued to Wharton Capital Partners Ltd., Leslie Bines, and Neidiger Tucker Bruner Inc.

     4.19 Form of Registration Rights Agreement between Rocky Mountain Internet, Inc. and (i) Koch Industries, Inc.; and (ii) Advantage Fund II Ltd.

     4.20 Form of Registration Rights Agreement between Rocky Mountain Internet and (i) Wharton Capital Partners Ltd.; (ii) Leslie Bines; and (iii) Neidiger Tucker Bruner Inc.

     10.22 Commitment Letter dated December 10, 1998 from Advantage Fund II Ltd. to Rocky Mountain Internet, Inc.

     99.7 News Release dated December 14, 1998 announcing the completion of the Offering.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by its behalf by the undersigned hereunto duly authorized.


                                Rocky Mountain Internet, Inc.
                                ------------------------------------------------
                                (Registrant)

Date:   January 7, 1999         By:   /s/ Peter J. Kushar
                                   ------------------------------------------
                                Peter J. Kushar, Secretary, Treasurer, and Chief
                                Financial Officer